Exhibit 10.36

September 15, 2015

Corinne Pollier-Bousquet

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Dear Corinne,

Reference is made in this letter agreement to the (i) Employment Agreement, dated October 6, 2003, by and between Weight Watchers France (“WW France”) and you (the “Employment Agreement”); (ii) Addendum to the Employment Agreement, dated May 1, 2013, by and between WW France and you (the “Addendum” and together with the Employment Agreement, the “Employment Contracts”); and (iii) Amended and Restated Continuity Agreement, dated as of September 15, 2015, by and between Weight Watchers International, Inc. (“WWI” and together with WW France, the “Company”) and you (the “Continuity Agreement”).

As we recently discussed, in connection with your entering into the Continuity Agreement, and notwithstanding any terms and conditions of the Continuity Agreement or any Other Arrangement (as defined below), you hereby agree that any consideration payable to you, or obligation to provide benefits to you, pursuant to the Continuity Agreement shall be offset in full by any amounts payable or benefits provided to you pursuant to the Employment Contracts or any other agreement between you and the Company or any of its affiliates, any plan, program or arrangement of the Company or any of its affiliates, or as provided for by statute, regulation or local law in any applicable jurisdiction (collectively, the “Other Arrangements”). In the event any such payment or benefit is first paid or provided to you pursuant to (i) an Other Arrangement, such payment or benefit shall offset in full any payment or benefit to be provided under the Continuity Agreement, and (ii) the Continuity Agreement, such obligations under the Other Arrangements will be deemed to have been satisfied in full by the corresponding amount paid or benefit provided under the Continuity Agreement.

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Kind regards,

/s/ James Chambers
James Chambers
Chief Executive Officer

AGREED AND ACCEPTED:

/s/ Corinne Pollier-Bousquet	September 15, 2015
Corinne Pollier-Bousquet	Date